CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1998 included in the Consolidated Papers, Inc. Form 10-K for the year ending December 31, 1997 and to all references to our firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP



Milwaukeee, Wisconsin
March 4, 1999